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                                                                    Exhibit 16.1

                                                                 [Andersen Logo)



Office of the Chief Accountant                             Arthur Andersen LLP
Securities and Exchange Commission                         33 West Monroe Street
450 Fifth Street, NW                                       Chicago IL 60603-5385
Washington, D.C. 20549
                                                           Tel: 312 580 0033
June 25, 2002
                                                           www.andersen.com


Dear Sir/Madam:

The representations made in this letter are based solely on discussions with and representations from the engagement partner on the audits of the financial statements of this registrant for the two most recent fiscal years. This individual is no longer with Arthur Andersen LLP. We have read Item 4 included in the Form 8-K dated June 20, 2002 of United Fire & Casualty Company to be filed with the Securities and Exchange Commission and have found no basis for disagreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP
-----------------------
Arthur Andersen LLP

CAK

Copy to:
Mr. Kent G. Baker, Vice President & Chief Financial Officer
United Fire & Casualty Company